Prospectus Supplement No. 13

Filed Pursuant to Rule 424(b)(3)

File No. 333-268503

SeaStar Medical Holding Corporation

3513 Brighton Blvd,

Suite 410

Denver, CO 80216

(844) 427-8100

Prospectus Supplement No. 13

(to the Prospectus dated January 4, 2023)

This Prospectus Supplement No. 13 supplements and amends the prospectus dated January 4, 2023, as amended by Prospectus Supplement No. 1 dated February 15, 2023, Prospectus Supplement No. 2 dated February 16, 2023, Prospectus Supplement No. 3 dated March 16, 2023, Prospectus Supplement No. 4 dated March 31, 2023, Prospectus Supplement No. 5 dated March 31, 2023, Prospectus Supplement No. 6 dated May 10, 2023, Prospectus Supplement No. 7 dated May 19, 2023, Prospectus Supplement No. 8 dated May 23, 2023, Prospectus Supplement No. 9 dated June 12, 2023, Prospectus Supplement No. 10 dated June 21, 2023, Prospectus Supplement No. 11 dated July 5, 2023 and Prospectus Supplement No. 12 dated August 14,, 2023 (the “Prospectus”), relating to the sale from time to time of up to 9,829,000 shares of our common stock and 6,438,000 of our warrants to purchase common stock by a selling shareholder.

On August 8, 2023, we filed with the U.S. Securities and Exchange Commission the attached Current Report on Form 8-K.

This Prospectus Supplement No. 13 should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 13 supersedes the information contained in the Prospectus.

Our common stock is traded on the Nasdaq Stock Market under the symbol “ICU”. On August 11, 2023, the last reported sale price of our common stock was $0.38 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus dated January 4, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 13 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 13 is August 15, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2023

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 15, 2023, SeaStar Medical Holding Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of up to four closings, senior unsecured convertible notes (the “Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a principal amount of up to approximately $9.8 million and warrants (the “Warrants”, and together with the Notes, the “Securities”) to purchase shares of the Company’s Common Stock (the “Convertible Note Financing”). In connection with the Convertible Note Financing, the Company entered into a Registration Rights Agreements, dated March 15, 2023 (the “Registration Rights Agreement”), with the Purchaser. Under the terms of the Registration Rights Agreement, the Company agreed to file a resale registration statement with the SEC and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within certain time frames. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay liquidated damages.

On August 7, 2023, the Company and the Purchaser entered into that First Amendment to Securities Purchase Agreement (the “SPA Amendment”), pursuant to which the provisions of the third closing in the Purchase Agreement are amended and, commencing after the Second Closing Date (as defined in the Purchase Agreement) and except for the Initial Funding (as defined below), the Purchaser shall have the discretion to purchase additional Securities in an aggregate principal amount, including the Initial Funding, of $2 million, provided that the Purchaser shall purchase additional Securities in an aggregate principal amount of $1 million in two tranches no later than September 5, 2023 (the “Initial Funding”). On August 7, 2023, the Company issued a Note, convertible into shares of Common Stock at an initial conversion price of $0.20, in a principal amount of $543,478.26, and a Warrant to purchase up to 738,791 shares of Common Stock.

Also on August 7, 2023, the Company and the Purchaser entered into that First Amendment to Registration Rights Agreement (the “RRA Amendment”), pursuant to which, commencing on the 91st calendar day after the effective date of the RRA Amendment, the Company shall use commercially reasonable efforts to file a resale registration statement within 15 calendar days after the Purchaser’s request therefor and to cause such registration statement to be declared effective by the SEC within certain time frames.

In connection with the SPA Amendment and RRA Amendment, the Company and the Purchaser entered into that certain letter agreement (the “Letter Agreement”) providing for, among other things, (i) certain adjustment mechanisms for the Conversion Price (as defined in the Notes) of the existing Notes and additional Notes issued or to be issued under the Purchase Agreement, as amended, (ii) a 6-months waiver period of any cash payment obligations of the Company under each existing Note on each installment date and/or interest date, and (iii) the issuance of an additional Warrant to purchase an aggregate of 4,765,620 shares of Common Stock.

The foregoing descriptions of the SPA Amendment, the RRA Amendment, and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Amendments of Promissory Notes

Also on August 7, 2023, the Company entered into certain amendment and waiver (the “Waivers” and each, a “Waiver”) with each of Maxim Group LLC, LM Funding America, Inc. and LMFAO Sponsor, LLC (each, a “Lender”), with respect to certain promissory notes issued to each Lender, pursuant to which each Lender (i) waives its right to receive any mandatory prepayment for any proceeds received by the Company in the Convertible Note Financing and (ii) agrees to extend the maturity date under the applicable promissory note to 91 days after the last maturity date applicable to any of the Notes issued pursuant to the Purchase Agreement, as amended.

The foregoing descriptions of the Waivers to each Lender do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Securities Purchase Agreement, dated August 7, 2023, by and between the Company and 3i, LP.

10.2	First Amendment to Registration Rights Agreement, dated August 7, 2023, by and between the Company and 3i, LP.

10.3	Letter Agreement, dated August 7, 2023, by and between the Company and 3i, LP.

10.4	Third Amendment, Consent and Waiver Agreement, dated August 7, 2023, by and between the Company and Maxim Group LLC.

10.5	Third Amendment, Consent and Waiver Agreement, dated August 7, 2023, by and between the Company and LM Funding America, Inc.

10.6	Third Amendment, Consent and Waiver Agreement, dated August 7, 2023, by and between the Company and LMFAO Sponsor, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation

	By:	/s/ Eric Schlorff
Date: August 7, 2023	Name:	Eric Schlorff
	Title:	Chief Executive Officer

Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) dated as of August 7, 2023 (the “Effective Date”) is entered into by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (the “Purchaser”).

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of March 15, 2023 (the “Original Agreement”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of up to four closings, senior unsecured convertible notes, substantially in the form of the Note attached as Exhibit A to the Original Agreement (the “Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a principal amount of up to approximately $9.8 million and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock.

B. Pursuant to the Original Agreement, the Company issued to the Purchaser: (i) a Note, convertible into 1,207,729 shares of Common Stock at an initial conversion price of $2.70, in a principal amount of $3,260,869.57, and a Warrant to purchase up to 328,352 shares of Common Stock, on March 15, 2023, and (ii) a Note, convertible into 805,153 shares of Common Stock at an initial conversion price of $2.70, in a principal amount of $2,173,913.04, and a Warrant to purchase up to 218,901 shares of Common Stock, on May 12, 2023.

C. The Purchaser and the Company desire to amend the Original Agreement pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Section 1.1 of the Original Agreement is hereby amended by adding the following definitions, in the appropriate alphabetical order:

“Additional Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Additional Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Additional Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“First Amendment” means the First Amendment to this Agreement dated August 7, 2023 between the Company and the Purchaser.

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“Initial Funding” shall have the meaning ascribed to such term in Section 2.1(c).

(b) The below-listed definitions set forth in Section 1.1 of the Original Agreement are each hereby amended and restated in their respective entireties as follows:

“Closing Dates” means each of the First Closing Date, the Second Closing Date and the Additional Closing Dates.

“Closings” means each of the First Closing pursuant to Section 2.1(a), the Second Closing pursuant to Section 2.1(b) and the Additional Closings pursuant to Section 2.1(c).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 15, 2023, as amended by that certain First Amendment to Registration Rights Agreement, dated as of August 7, 2023, by and between the Purchaser and the Company.

“Subscription Amount” means collectively the First Subscription Amount, the Second Subscription Amount and any Additional Subscription Amount.

(c) The definitions of “Additional Funding Conditions”, “Fourth Closing”, “Fourth Closing Date”, “Fourth Closing Notice”, “Fourth Subscription Amount”, “Third Closing”, “Third Closing Date”, “Third Closing Notice” and “Third Subscription Amount” set forth in Section 1.1 of the Original Agreement are each hereby deleted in their entireties.

2. Closings. Sections 2.1(c) and (d) of the Original Agreement are hereby deleted in their entireties and replaced by the following:

“(c) Additional Closings.

Commencing after the Second Closing Date and except for the Initial Funding (as defined below), the Purchaser may, in its sole and absolute discretion, purchase the Securities on an Additional Closing Date by delivering to the Company a written notice stating (i) the date and time of the closing (the “Additional Closing Date”, and any such closing, an “Additional Closing”), and (ii) the amount of Securities to be subscribed by the Purchaser (the “Additional Subscription Amount”; provided that (i) the Additional Subscription Amounts in the aggregate, including the Initial Funding, shall not exceed $2,000,000 and (ii) the Purchaser shall purchase (x) $500,000 in Additional Subscription Amount immediately following the execution of the First Amendment and (y) $500,000 in Additional Subscription Amount no later than September 5, 2023 (such total amount of $1,000,000, the “Initial Funding”); provided that on each such date the VWAP of the Common Stock for each of the previous ten (10) consecutive Trading Days shall be above $0.20 and there is no existing Event of Default. For the avoidance of doubt, the Company and the Purchaser agree that the Purchaser shall have no obligation to purchase any additional Securities except for the Initial Funding. Subject to compliance with the applicable federal securities laws, the Company and the Purchaser may mutually agree on such other date and time for any Additional Closing. Any and all Additional Closings shall be subject to the satisfaction (or express waiver by the Purchaser) of (i) the conditions set forth in this Section 2.1 and Section 2.3, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Company’s compliance with the applicable rules of the Principal Trading Market pursuant to Section 4.18. The parties hereto shall use their commercially reasonable efforts to effectuate any and all Additional Closings.”

3. Deliveries. Sections 2.2(e), (f), (g) and (h) of the Original Agreement are hereby deleted in their entireties and replaced by the following:

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“(e) On or prior to an Additional Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note having a principal amount of the Additional Subscription Amount with an 8% original issue discount, duly executed by the Company and registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company and registered in the name of such Purchaser to purchase shares of Common Stock in an amount equal to 25% of such Purchaser’s Conversion Shares applicable to such Additional Closing Date;

(iii) the Disclosure Schedules, updated as of such Additional Closing Date;

(iv) the Irrevocable Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent;

(v) an opinion from the Company’s counsel in a form reasonably acceptable to the Purchaser’s counsel;

(vi) an officer’s certificate and compliance certificate, indicating among other matters, that the Equity Conditions have been satisfied, in a form reasonably acceptable to the Purchaser’s counsel; and

(vii) such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Purchaser’s counsel may reasonably require.

(f) On or prior to an Additional Closing Date, the Purchaser shall deliver the applicable Additional Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company.”

References to Section 2.2(g) and Section 2.2(h) in the Original Agreement are hereby deleted in their entireties.

4. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b) Entire Agreement. This Amendment together with the Original Agreement constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Agreement shall continue in full force and effect.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

Remainder of page intentionally left blank; signature page follows.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SEASTAR MEDICAL HOLDING CORPORATION, a Delaware corporation

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

Signature Page to First Amendment to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

3i, LP, a Delaware limited partnership

By:	/s/Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

Signature Page to First Amendment to Securities Purchase Agreement

Exhibit 10.2

Execution Version

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”) dated as of August 7, 2023 (the “Effective Date”) is entered into by and between 3i, LP, a Delaware limited partnership (the “Investor”) and SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Securities Purchase Agreement, dated as of March 15, 2023, as amended by that First Amendment to Securities Purchase Agreement, dated as of August 7, 2023 (as so amended, the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investor (i) the Notes (as defined in the Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes and (ii) the Warrants (as defined in the Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Purchase Agreement) in accordance with the terms of the Warrants.

B. To induce the Investor to consummate the transactions contemplated by the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement, dated as of March 15, 2023 (the “Original Agreement”), to provide the Investor with certain registration rights with respect to the Registrable Securities as set forth therein.

B. The Company and the Investor desire to amend the Original Agreement pursuant to and in accordance with the terms set forth herein.

C. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Section 1.1 of the Original Agreement is hereby amended by adding the following definitions, in the appropriate alphabetical order:

“Demand Registration” shall have the meaning ascribed to such term in Section 2(a).

“Demand Registration Statement” shall have the meaning ascribed to such term in Section 2(a).

“First Amendment” means the First Amendment to this Agreement dated August 7, 2023 between the Company and the Investor.

(b) The below-listed definition set forth in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

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“(k) “Effectiveness Deadline” means with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, including under Section 2(a), the earlier of the (i) thirtieth (30th) calendar day following the date on which the Company was required to file such additional Registration Statement (or if such day is not a Business Day, the next following Business Day) and (B) third (3rd) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed or will not be subject to further review.”

2. Registration. Sections 2(a) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(a) Demand Registration. Subject to the provisions hereof, the Investor may at any time, but no earlier than the ninety-first (91st) calendar day after the effective date of the First Amendment, request registration for resale under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). The Company shall use commercially reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2a (a “Demand Registration Statement”) within fifteen (15) calendar days after the Investor’s request therefor, and (ii) to cause such Demand Registration Statement to be declared effective by the Commission within thirty (30) calendar days after the filing thereof. Such Registration Statement shall contain (except if otherwise directed by the Investor) the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing. The Demand Registration Statement shall allow the offer and sale of the Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act, unless the Company is not eligible to use a form which allows such offer and sale in which case the Demand Registration Statement shall allow such offer and resale for so long a period as permitted by applicable federal or state securities laws and the rules thereunder. The Investor shall not be entitled to request a Demand Registration if there is effective a Demand Registration Statement that permits the offer and sale of the Investor’s Registrable Securities on a continuous basis under Rule 415.

3. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b) Entire Agreement. This Amendment together with the Original Agreement constitutes the entire agreement of the Company and the Investor with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Investor with respect to the subject matter hereof. Except as amended by this Amendment, the Original Agreement shall continue in full force and effect.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

Remainder of page intentionally left blank; signature page follows.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SEASTAR MEDICAL HOLDING CORPORATION, a Delaware corporation

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

Signature Page to First Amendment to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

3i, LP, a Delaware limited partnership

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

Signature Page to First Amendment to Registration Rights Agreement

Exhibit 10.3

Execution Version

August 7, 2023

3i, LP

140 Broadway FL 38

New York, NY 10005

Re: Modification of the Senior Unsecured Convertible Notes under the Securities Purchase Agreement and certain other terms

Dear Sirs:

Reference is made to (a)(i) that certain Securities Purchase Agreement, dated as of March 15, 2023 (as amended to date, the “Purchase Agreement”), between SeaStar Medical Holding Corporation (the “Company”) and the purchaser identified therein (the “Purchaser”), (ii) the Senior Unsecured Convertible Notes issued on March 15, 2023 and May 12, 2023 (collectively, the “Existing Notes”), (iii) the Warrants issued on March 15, 2023 and May 12, 2023 (collectively, the “Existing Warrants”), (iv) that certain Registration Rights Agreement, dated as of March 15, 2023 (as amended to date, the “Registration Rights Agreement”), between the Company and the Purchaser, and (v) the other transaction documents, as modified from time to time, referred to collectively, as the “Transaction Documents”. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, or if not defined therein, in the applicable Notes, or if not defined therein, in the applicable Transaction Document, in each case as of the date hereof.

This letter agreement (this “Letter Agreement”) confirms our recent discussions about, among other matters, certain modifications to the Senior Unsecured Convertible Notes and the Purchase Agreement.

(1) This Letter Agreement shall be deemed to be a Transaction Document under the Purchase Agreement;(2)(A) Pursuant to and in accordance with Section 7(f) of each Existing Note, the Conversion Price of such Existing Note which remains outstanding as of even date hereof shall be $0.20, such Conversion Price to become effective as of the date of this Letter Agreement and apply through the applicable Maturity Date, and (B) the Conversion Price with respect to any Notes issued on any Additional Closing Date (“Additional Note”) under the Transaction Documents shall be $0.20; provided, that, in the event the VWAP of Common Stock of the Company on the Principal Trading Market equals or exceeds $1.00 for ten (10) consecutive trading days following the date of this Letter Agreement, then (i) with respect to any Existing Note, the Conversion Price shall be adjusted to be the Conversion Price that was in effect immediately prior to the date of this Letter Agreement (the “Original Conversion Price”), and (ii) with respect to any Additional Note, the Conversion Price shall be adjusted to equal 125% of the Nasdaq Official Closing Price on the Trading Day immediately prior to any Additional Closing Date;(3)The Company has requested from the Purchaser, and the Purchaser hereby agrees to grant, a waiver of any cash payment obligation under each Existing Note on each Installment Date and/or Interest Date for a period of six (6) months effective from the date of this Letter Agreement. Notwithstanding the foregoing, in accordance with each Existing Note, the Purchaser shall continue to be entitled to the rights to receive payment in the form of shares of the Company’s Common Stock as satisfaction of obligations under such Existing Note;(4)The Company hereby agrees to issue to the Purchaser additional Warrants (the “Additional Warrants”) to purchase an aggregate of 4,765,620 shares of the Company’s Common Stock, in the form of Warrant attached as Exhibit A hereto, to be duly executed by the Company and registered in the name of the Purchaser. For avoidance of doubt, the Additional Warrants shall be deemed “Registrable Securities” under the Registration Rights Agreement; and(5)(A) Notwithstanding anything to the contrary contained in Section 8(d) of each Existing Note, including the limitation on the maximum number of Accelerations during any calendar month (which currently equals four (4)), the Company and the Purchaser hereby mutually agree that the Purchaser shall be entitled to additional Accelerations during any calendar month, effective as of the date of this Letter Agreement, and (B) notwithstanding anything to the contrary contained in any Transaction Document, the Company and the Purchaser hereby mutually agree that, with respect to any Notes issued on any Additional Closing Date under the Transaction Documents, no limitation shall be placed on the number of Accelerations that the Purchaser may elect at its option.

This Letter Agreement is a Transaction Document and is limited as written. As of the date first written above, each reference in the Purchase Agreement or any other applicable Transaction Document to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to such Purchase Agreement or other Transaction Documents (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and this Letter Agreement and the Purchase Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any Transaction Document or (B) commit or otherwise obligate any Purchaser to enter into or consider entering into any other amendment, waiver or modification of any Transaction Document.

All communications and notices hereunder shall be given as provided in the Transaction Documents. This Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and the other Purchasers and beneficiaries of the Purchaser Agreement and, together with the other Transaction Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Transaction Documents (and any attempt to assign this Letter Agreement without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Transaction Documents. The fact that any term or provision of this Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

This Letter Agreement is expressly conditioned on the Company’s Board of Directors approving this Letter Agreement and all undertakings thereto in all respects and providing written evidence of the same to the Purchaser by August 7, 2023.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

AGREED AND ACCEPTED:

3i, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

Exhibit A

Form of Warrant

Exhibit 10.4

Execution Version

THIRD AMENDMENT, CONSENT AND WAIVER

THIS THIRD AMENDMENT, CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of August 7, 2023, is by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and Maxim Group LLC, a New York limited liability company (“Maxim”). Capitalized terms used herein and not defined shall have the meaning set forth in the Promissory Note (defined below).

BACKGROUND

WHEREAS, the Company and the 3i, LP are party to the Securities Purchase Agreement, dated as of March 15, 2023, as amended by the First Amendment to Securities Purchase Agreement, dated as of August 7, 2023 (as so amended, the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to 3i, LP (i) the Notes (as defined in the Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes and (ii) the Warrants (as defined in the Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Purchase Agreement) in accordance with the terms of the Warrants (such transactions, the “Convertible Note Financing”);

WHEREAS, the Company and Maxim are parties to that certain Promissory Note, dated October 28, 2022 (the “Promissory Note”);

WHEREAS, in connection with the Convertible Note Financing, the Company and Maxim entered into that Amendment, Consent and Waiver, dated as of March 15, 2023 (the “First Amendment, Consent and Waiver”) and that Second Amendment, Consent and Waiver, dated as of May 12, 2023 (the “Second Amendment, Consent and Waiver” and together with the First Amendment, Consent and Waiver, the “Prior Amendments”), to amend, waive and consent to certain provisions in the Promissory Note to, among other things, (i) extend the maturity date of the Promissory Note, and (ii) amend the mandatory prepayment under Section 3 of the Promissory Note; and

WHEREAS, in connection with Additional Closings (as defined in the Purchase Agreement) under the Convertible Note Financing, the Company and Maxim desire to further amend, waive and consent to certain provisions in the Promissory Note and the Prior Amendments.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Amendment.

(a) Section 3(b) of the First Amendment, Consent and Waiver, as amended by Section 1(a) of the Second Amendment, Consent and Waiver, is hereby removed in its entirety.

2. Waivers.

(a) Maxim hereby (i) waives its right to receive any mandatory prepayment from the Company pursuant to Section 3 of the Promissory Note insofar as the Company receives any cash proceeds pursuant to the transactions contemplated under the Purchase Agreement, the Notes, the Warrants and the

Convertible Note Financing under the First Closing, the Second Closing and any Additional Closing (each as defined in the Purchase Agreement); and (ii) waives any default or event of default under the Promissory Note that may arise from the non-payment of such cash proceeds received by the Company pursuant to such transactions. Notwithstanding anything to the contrary herein, Maxim’s waiver with respect to Additional Closings shall apply only up to a maximum of $2,000,000 in cash proceeds received by the Company from such Additional Closings.

(b) Maxim and the Company hereby agree that notwithstanding anything to the contrary in the Promissory Note, the Maturity Date will be 91 days after the latest maturity date applicable to any of the Notes issued pursuant to the Purchase Agreement as of any date of determination; provided, however, that the Maturity Date shall in no event be later than May 8, 2025. Maxim acknowledges and agrees that notwithstanding anything to the contrary in the Promissory Note, until the prior satisfaction in full of the obligations evidenced by the Notes, the Maturity Date is not subject to acceleration.

3. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

(b) Except as specifically modified or amended by the terms of this Agreement, the Promissory Note and the Prior Amendments and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

(c) This Agreement may be executed in any number of counterparts (including facsimile or PDF counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Co-President

Exhibit 10.5

Execution Version

THIRD AMENDMENT, CONSENT AND WAIVER

THIS THIRD AMENDMENT, CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of August 7, 2023, is by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), SeaStar Medical, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SeaStar Medical”), and LM Funding America, Inc. (“LM Funding”). Capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement (defined below).

BACKGROUND

WHEREAS, the Company and the 3i, LP are party to the Securities Purchase Agreement, dated as of March 15, 2023, as amended by the First Amendment to Securities Purchase Agreement, dated as of August 7, 2023 (as so amended, the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to 3i, LP (i) the Notes (as defined in the Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes and (ii) the Warrants (as defined in the Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Purchase Agreement) in accordance with the terms of the Warrants (such transactions, the “Convertible Note Financing”);

WHEREAS, SeaStar Medical and LM Funding are parties to that certain Credit Agreement, dated September 9, 2022 (as amended, the “Credit Agreement”), and that certain Amended and Restated Promissory Note, dated October 28, 2022 (the “Amended and Restated Promissory Note”);

WHEREAS, in connection with the Convertible Note Financing, the Company, SeaStar Medical and LM Funding entered into that Amendment, Consent and Waiver, dated as of March 15, 2023 (the “First Amendment, Consent and Waiver”) and that Second Amendment, Consent and Waiver, dated as of May 12, 2023 (the “Second Amendment, Consent and Waiver” and together with the First Amendment, Consent and Waiver, the “Prior Amendments”), to amend, waive and consent to certain provisions in the Amended and Restated Promissory Note to, among other things, (i) extend the maturity date of the Promissory Note, (ii) waive the prohibition against incurrence of Debt under Section 7.4 of the Credit Agreement, and (iii) amend the mandatory prepayment under Section 3 of the Amended and Restated Promissory Note; and

WHEREAS, in connection with Additional Closings (as defined in the Purchase Agreement) under the Convertible Note Financing, the Company, SeaStar Medical and LM Funding desire to further amend, waive and consent to certain provisions in the Amended and Restated Promissory Note and the Prior Amendments.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Waivers.

(a) LM Funding hereby (i) waives its right to receive any mandatory prepayment from SeaStar Medical pursuant to Section 3 of the Amended and Restated Promissory Note insofar as the Company receives any cash proceeds (A) pursuant to the transactions contemplated under the Purchase Agreement, the Notes, the Warrants and the Convertible Note Financing under the First Closing, the Second Closing and any Additional Closing (each as defined in the Purchase Agreement) and/or (B) from sales of the Company’s Common Stock pursuant to the Common Stock Purchase Agreement, dated as of August 23, 2022, by and between the Company and Tumim Stone Capital LLC, pursuant to which Tumim Stone Capital LLC has committed to purchase up to $100,000,000 of the Company’s Common Stock, as amended from time to time; and (ii) waives any default or event of default that may arise from the non-payment of such cash proceeds received by the Company pursuant to such transactions.

(b) LM Funding and SeaStar Medical hereby agree that notwithstanding anything to the contrary in the Amended and Restated Promissory Note, the Maturity Date will be 91 days after the latest maturity date applicable to any of the Notes issued pursuant to the Purchase Agreement as of any date of determination. LM Funding acknowledges and agrees that notwithstanding anything to the contrary in the Amended and Restated Promissory Note, until the prior satisfaction in full of the obligations evidenced by the Notes, the Maturity Date is not subject to acceleration.

2. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

(b) Except as specifically modified or amended by the terms of this Agreement, the Amended and Restated Promissory Note and the Prior Amendments and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

(c) This Agreement may be executed in any number of counterparts (including facsimile or PDF counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

SEASTAR MEDICAL, INC.

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

LM FUNDING AMERICA, INC.

By:	/s/ Richard Russell
Name:	Richard Russell
Title:	Chief Financial Officer

Exhibit 10.6

Execution Version

THIRD AMENDMENT, CONSENT AND WAIVER

THIS THIRD AMENDMENT, CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of August 7, 2023, is by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and LMFAO Sponsor, LLC (the “Sponsor”). Capitalized terms used herein and not defined shall have the meaning set forth in the Promissory Note (defined below).

BACKGROUND

WHEREAS, the Company and the 3i, LP are party to the Securities Purchase Agreement, dated as of March 15, 2023, as amended by the First Amendment to Securities Purchase Agreement, dated as of August 7, 2023 (as so amended, the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to 3i, LP (i) the Notes (as defined in the Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes and (ii) the Warrants (as defined in the Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Purchase Agreement) in accordance with the terms of the Warrants (such transactions, the “Convertible Note Financing”);

WHEREAS, the Company and the Sponsor are parties to that certain Consolidated Amended and Restated Promissory Note, dated October 28, 2022 (the “Promissory Note”);

WHEREAS, in connection with the Convertible Note Financing, the Company and the Sponsor entered into that Amendment, Consent and Waiver, dated as of March 15, 2023 (the “First Amendment, Consent and Waiver”) and that Second Amendment, Consent and Waiver, dated as of May 12, 2023 (the “Second Amendment, Consent and Waiver” and together with the First Amendment, Consent and Waiver, the “Prior Amendments”), to amend, waive and consent to certain provisions in the Promissory Note to, among other things, (i) extend the maturity date of the Promissory Note, (ii) waive the prohibition against incurrence of Debt under Section 8(b) of the Promissory Note, and (iii) amend the mandatory prepayment under Section 3 of the Promissory Note; and

WHEREAS, in connection with Additional Closings (as defined in the Purchase Agreement) under the Convertible Note Financing, the Company and the Sponsor desire to further amend, waive and consent to certain provisions in the Promissory Note and the Prior Amendments.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Waivers.

(a) The Sponsor hereby (i) waives its right to receive any mandatory prepayment from the Company pursuant to Section 3 of the Promissory Note insofar as the Company receives any cash proceeds (A) pursuant to the transactions contemplated under the Purchase Agreement, the Notes, the Warrants and the Convertible Note Financing under the First Closing, the Second Closing and any Additional Closing (each as defined in the Purchase Agreement) and/or (B) from sales of the Company’s Common Stock pursuant to the Common Stock Purchase Agreement, dated as of August 23, 2022, by and between the Company and Tumim Stone Capital LLC, pursuant to which Tumim Stone Capital LLC has committed to purchase up to $100,000,000 of the Company’s Common Stock, as amended from time to time; and (ii) waives any default or event of default that may arise from the non-payment of such cash proceeds received by the Company pursuant to such transactions.

(b) The Sponsor and the Company hereby agree that notwithstanding anything to the contrary in the Promissory Note, the Maturity Date will be 91 days after the latest maturity date applicable to any of the Notes issued pursuant to the Purchase Agreement as of any date of determination. The Sponsor acknowledges and agrees that notwithstanding anything to the contrary in the Promissory Note, until the prior satisfaction in full of the obligations evidenced by the Notes, the Maturity Date is not subject to acceleration.

2. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

(b) Except as specifically modified or amended by the terms of this Agreement, the Promissory Note and the Prior Amendments and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

(c) This Agreement may be executed in any number of counterparts (including facsimile or PDF counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

LMFAO SPONSOR, LLC

By:	/s/ Richard Russell
Name:	Richard Russell
Title:	Chief Financial Officer